EXHIBIT 23(b)




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,
33-54075, 33-54079, 33-54077, 333-47833, 333-28273 and Form S-3, Nos.
33-36001 and 333-60175) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and a universal shelf registration statement of Wellman, Inc. of our report dated 28 January 1999, with respect to the consolidated financial statements of Wellman International Limited and subsidiaries at 31 December 1998 and 1997 and for each of the three years in the period ended 31 December 1998, included in the Annual Report (Form 10-K) of Wellman, Inc.






KPMG
Chartered Accountants
Registered Auditors



Dublin, Ireland

15 April 1999